Exhibit 99.1

                 SUNPOWER REPORTS FIRST QUARTER 2006 RESULTS

     SUNNYVALE, Calif., April 20 /PRNewswire-FirstCall/ -- SunPower Corporation (Nasdaq: SPWR) today announced that revenue for the first quarter ended April 2, 2006, was $42.0 million, up 43% from the prior quarter's revenue of $29.3 million and up 278% from the year-ago first quarter revenue of $11.1 million.

     GAAP net income for the quarter was $0.3 million, or breakeven net income per share, compared to last quarter's net loss of $0.6 million or $0.01 loss per share and the year-ago first quarter net loss of $7.2 million.

     On a non-GAAP basis, excluding amortization of intangible assets and stock-based compensation, the first quarter net income was $2.8 million or diluted earnings per share of $0.04, compared to the prior quarter's net income of $1.5 million and the year-ago first quarter net loss of $6.1 million.

     Other first-quarter highlights included:

     -- Continued capacity expansion at SunPower's SPML Philippines-based solar cell manufacturing facility with the start-up of the company's third manufacturing line. Line 3, which runs thinner 190-micron wafers, is scheduled to be running at full capacity by the end of the second quarter and brings SunPower's solar cell nameplate annual manufacturing capacity to 75 megawatts.

     -- Approval by SunPower's Board of Directors to proceed with construction of the company's second solar cell manufacturing plant at SPML. Plant 2 will have a nameplate capacity of 200 MW and is scheduled to start production from Line 5 in the first half of 2007.

     -- Manufacture of the first 22%-efficient solar cells using the company's improved Gen 2 (second generation) manufacturing process. These prototype solar cells were produced in pilot-scale runs at SPML using existing high-volume manufacturing equipment. Gen 2 technology is planned for full implementation on Line 4, scheduled to start production in the fourth quarter of 2006.

     -- Began construction at SunPower's first solar panel manufacturing facility, located close to SPML in the Philippines. The new state-of-the-art panel factory will have an initial 30 MW nameplate annual capacity and a footprint capable of expansion to 90 MW. Panel production is scheduled to begin in the third quarter of 2006, and will augment the company's existing outsourced panel production in China.

     -- Volume shipment of the company's new, higher-efficiency SPR-95, SPR-215, and SPR-220 solar panels. These new models increase the power ratings of what was already the highest efficiency product line in the solar industry.

     -- Certification of SunPower's new solar panel product line by TUV Rheinland to the industry's most stringent standards, IEC 61215, edition 2 and IEC 61345. These panels are the first worldwide to be certified under these stringent standards.

     -- Securing a $55 million, silicon supply contract. This incremental supply agreement covers silicon supply over a 5-year period, beginning in 2006, as a component of SunPower's diversified silicon supply strategy.

     Tom Werner, SunPower CEO, said "We are pleased to report another solid quarter of operational results ahead of our announced objectives as well as a number of achievements that extend our leadership in the technology arena.

     "We continue to expand SunPower's manufacturing capacity ahead of plan," added Werner. "Our newest production line, Line 3, was turned on during the first quarter and has already exceeded its design-yield objectives. This was an important achievement since Line 3 exclusively runs our new thinner 190-micron wafers. We are seeing the critical-mass benefits of our highly skilled work force and disciplined operating systems that together enable the rapid transfer of learning to our newer lines. We expect that this incremental capacity will allow us to achieve another significant quarter-on-quarter top-line revenue increase to $50- to $52 million for Q2, with expected, diluted non-GAAP net income of share of $0.05 to $0.07.

     "We are on plan to install Line 4 at SPML in the fourth quarter of this year, and are pleased to announce that we have already made 22% solar cells using the Gen 2 technology that we plan to utilize on Line 4," continued Werner. "We expect that the 10% higher relative efficiency of Gen 2 technology together with thinner wafers will allow SunPower to further improve our silicon utilization efficiency on Line 4 to less than 7 grams of polysilicon raw material per watt of solar power.

     "Early achievement of these manufacturing and technology milestones gives us the confidence to increase our 2006 top-line minimum revenue guidance from $210 million to $220 million," Werner said.

     "We are also pleased to report a number of significant achievements in our solar panel assembly operation," Werner said. We recently announced that our solar panel group had started volume shipments of an upgraded product line with higher power ratings than our previous industry-leading products. Our customers are thrilled to be getting even more watts per panel than before with the same uniquely superior aesthetic appearance. We are proud that this product line was the first worldwide to be certified to the rigorous new IEC standards and believe this achievement further reinforces SunPower's technology leadership position.

     "We have begun construction of our first solar panel manufacturing line in a building very close to the SPML solar cell factory. The new solar panel operation will begin with a single 30 MW line but has the footprint to house two more lines for a total potential capacity of 90 MW. Our plan at this new factory is to develop and commercialize advanced, automated solar panel manufacturing technology that leverages the inherent cost advantages of our all-back contact solar cell architecture," Werner said.

     About SunPower

     SunPower Corp. designs and manufactures high efficiency silicon solar cells and solar panels based on an all-back contact cell design. SunPower's solar cells and panels generate up to 50 percent more power per unit area than conventional solar technologies and have a uniquely attractive, all-black appearance. For more information on SunPower or solar technology, please visit the SunPower website at http://www.sunpowercorp.com . SunPower is a majority owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

     Forward Looking Statements

     Statements herein that are not historical facts and that refer to SunPower's plans and expectations for revenue and income for the second quarter and the full year of 2006 and the future, for construction and operation of its manufacturing facilities and supply of polysilicon and ingots, are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements are based on our current expectations as of the date of the release, which could change or not materialize as expected. Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to business and economic conditions and growth trends in the solar power industry, our ability to obtain adequate supply of polysilicon and silicon ingots to manufacture our products and the price we pay for such material, our ability to ramp new production lines, our ability to realize expected manufacturing efficiencies, production difficulties that could arise and other risks described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any such forward-looking statements. We use words such as "believes," "plans" and "expects" and similar expressions to identify forward- looking statements that include, but are not limited to, statements related to future demand for our products, our expected revenue growth, our production capabilities, profit and incremental capacity.

     To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangibles and stock-based compensation. Management does not consider these charges in evaluating the core operational activities of the Company. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate the Company's current performance. Most analysts covering SunPower use the non-GAAP measures as well. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

     Fiscal Periods

     The company operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end. For simplicity, the company labels its fiscal quarters as ending on the calendar quarter date.

     NOTE: SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.

                              SUNPOWER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                  Mar. 31,      Dec. 31,
                                                    2006          2005
                                                 ----------    ----------
                     ASSETS

     Cash and cash equivalents                   $  117,118    $  143,592
     Accounts receivable, net                        31,975        25,498
     Inventories                                     17,310        13,147
     Prepaid expenses and other assets               16,697         3,236
     Property and equipment, net                    127,486       110,559
     Goodwill and other intangible assets, net       20,447        21,622

          Total assets                           $  331,033    $  317,654

       LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable and accrued liabilities    $   32,292    $   21,604
     Customer advances                               38,828        37,400
          Total liabilities                          71,120        59,004

     Stockholders' equity                           259,913       258,650

          Total liabilities and
           stockholders' equity                  $  331,033    $  317,654

                              SUNPOWER CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (On a GAAP basis)
                      (In thousands, except per share data)
                                   (Unaudited)

                                                               THREE MONTHS ENDED
                                                     --------------------------------------
                                                      Mar. 31,      Dec. 31,      Mar. 31,
                                                        2006          2005          2005
                                                     ----------    ----------    ----------
     Revenues                                        $   41,958    $   29,341    $   11,092
     Cost of revenues                                    36,266        24,720        13,093

     Gross margin                                         5,692         4,621        (2,001)

     Operating expenses:
       Research and development                           1,996         1,981         1,667
       Selling, general and administrative                4,381         4,000         1,800

            Total operating expenses                      6,377         5,981         3,467

     Operating loss                                        (685)       (1,360)       (5,468)

     Net interest income (expense), net                     971           770        (1,769)

     Income (loss) before income tax provision              286          (590)       (7,237)

     Income tax provision                                    31            50            --

     Net income (loss)                               $      255    $     (640)   $   (7,237)

     Basic and diluted net income (loss)
      per share                                      $     0.00    $    (0.01)

     Shares used in calculation of net
      income (loss) per share:
        - Basic                                          61,126        44,325
        - Diluted                                        66,904        44,325

     Reconciliation of net income (loss)
      to non-GAAP net income (loss):

     Net income (loss)                               $      255    $     (640)   $   (7,237)
     Reconciling items:
       Stock-based compensation expenses                  1,412           924            --
       Amortization of intangible assets                  1,175         1,176         1,176
     Non-GAAP net income (loss)                      $    2,842    $    1,460    $   (6,061)

     Non-GAAP:
          Basic net income per share                 $     0.05    $     0.03
          Diluted net income per share               $     0.04    $     0.02

     Shares used in calculation of non-GAAP
      net income per share:
          Basic                                          61,126        44,325
          Diluted                                        66,904        62,450

                              SUNPOWER CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (On a non-GAAP basis)
                      (In thousands, except per share data)
                                   (Unaudited)

                                                               THREE MONTHS ENDED
                                                     --------------------------------------
                                                      Mar. 31,      Dec. 31,      Mar. 31,
                                                        2006          2005          2005
                                                     ----------    ----------    ----------
     Revenues                                        $   41,958    $   29,341    $   11,092
     Cost of revenues                                    34,897        23,530        11,917

     Gross margin                                         7,061         5,811          (825)

     Operating expenses:
       Research and development                           1,577         1,793         1,667
       Selling, general and administrative                3,582         3,278         1,800

            Total operating expenses                      5,159         5,071         3,467

     Operating income (loss)                              1,902           740        (4,292)

     Interest income (expense), net                         971           770        (1,769)

     Income (loss) before income tax
      provision                                           2,873         1,510        (6,061)

     Income tax provision                                    31            50            --

     Net income (loss)                               $    2,842    $    1,460    $   (6,061)

     Basic net income per share                      $     0.05    $     0.03
     Diluted net income per share                    $     0.04    $     0.02

     Shares used in calculation of non-GAAP
      net income per share:
          Basic                                          61,126        44,325
          Diluted                                        66,904        62,450

     See accompanying reconciliation of GAAP measures to non-GAAP measures.

                              SUNPOWER CORPORATION
              RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
                                   (Unaudited)
                      (In thousands, except per share data)

     NET INCOME (LOSS) PER SHARE:
                                                       THREE MONTHS ENDED
                                                     -----------------------
                                                      Mar. 31,     Dec. 31,
                                                        2006         2005
                                                     ----------   ----------
     Basic:
     GAAP net income (loss) per share                $     0.00   $    (0.01)
     Reconciling items:
       Amortization of intangible assets                   0.02         0.02
       Stock-based compensation expense                    0.03         0.02
     Non-GAAP net income per share                   $     0.05   $     0.03

     Diluted:
     GAAP net income (loss) per share                $     0.00   $    (0.01)
     Reconciling items:
       Amortization of intangible assets                   0.02         0.02
       Stock-based compensation expense                    0.02         0.01
     Non-GAAP net income per share                   $     0.04   $     0.02

     STATEMENT OF OPERATIONS DATA:

                                                               THREE MONTHS ENDED
                                                     ------------------------------------
                                                      Mar. 31,     Dec. 31,     Mar. 31,
                                                        2006         2005         2005
                                                     ----------   ----------   ----------
     GAAP cost of revenue                            $   36,266    $   24,720    $   13,093
     Amortization of intangible assets                   (1,175)       (1,176)       (1,176)
     Stock-based compensation                              (194)          (14)           --
     Non-GAAP cost of revenue                        $   34,897    $   23,530    $   11,917

     GAAP research and development expense           $    1,996    $    1,981    $    1,667
     Stock-based compensation                              (419)         (188)           --
     Non-GAAP research and development
      expense                                        $    1,577    $    1,793    $    1,667

     GAAP selling, general and
      administrative expense                         $    4,381    $    4,000    $    1,800
     Stock-based compensation                              (799)         (722)           --
     Non-GAAP selling, general and
      administrative expense                         $    3,582    $    3,278    $    1,800

     GAAP operating loss                             $     (685)   $   (1,360)   $   (5,468)
     Amortization of intangible assets                    1,175         1,176         1,176
     Stock-based compensation                             1,412           924            --
     Non-GAAP operating income (loss)                $    1,902    $      740    $   (4,292)

     GAAP income (loss) before income tax
      provision                                      $      286    $     (590)   $   (7,237)
     Amortization of intangible assets                    1,175         1,176         1,176
     Stock-based compensation                             1,412           924            --
     Non-GAAP income (loss) before income
      tax provision                                  $    2,873    $    1,510    $   (6,061)

     CONTACT:
      Julie Blunden
      SunPower Corporation
      +1-408-470-4277
      Julie.blunden@sunpowercorp.com

      Manny Hernandez
      SunPower Corporation
      +1-408-470-4274

SOURCE  SunPower Corporation
     -0-                             04/20/2006
     /CONTACT:  Julie Blunden, +1-408-470-4277, or
Julie.blunden@sunpowercorp.com; or Manny Hernandez, +1-408-470-4274, both of SunPower Corporation/
     /Web site:  http://www.sunpowercorp.com/
     (SPWR CY)